UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2019

KALEIDO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38822	47-3048279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KLDO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2019, Noubar Afeyan, Ph.D., tendered his resignation from the Board of Directors (the “Board”) of Kaleido Bioscience, Inc. (the “Company”), and all committees thereof. Dr. Afeyan’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 11, 2019, upon the recommendation of its Nominating and Corporate Governance Committee, the Board appointed Theo Melas-Kyriazi to join the Board, effective immediately. The Board determined that Mr. Melas-Kyriazi is independent under the listing standards of NASDAQ and the Company’s corporate governance guidelines. Mr. Melas-Kyriazi will serve as a Class III director with a term expiring at the annual meeting of stockholders to be held in 2022. Mr. Melas-Kyriazi was also appointed to serve as the Chair of the Audit Committee and a member of the Compensation Committee.

As a non-employee director, Mr. Melas-Kyriazi will receive cash compensation and an equity award for his Board service in accordance with the Company’s non-employee director compensation policy. Mr. Melas-Kyriazi is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Melas-Kyriazi and any other persons pursuant to which he was selected as a director. In addition, Mr. Melas-Kyriazi will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors.

Following Mr. Melas-Kyriazi’s election to the Board, the Company’s Audit Committee consists of Mr. Melas-Kyriazi (Chair), Mr. Michael Bonney and Mr. Grady Burnett, and the Company’s Compensation Committee will consists of Dr. Anthony Quinn (Chair), Mr. Melas-Kyriazi and Dr. Jonathan McIntyre.

On July 15, 2019, the Company issued a press release announcing the changes to the composition of its Board of Directors. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the Company on July 15, 2019, furnished hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kaleido Biosciences, Inc.

Date: July 15, 2019	By:	/s/ Alison Lawton
Alison Lawton
Chief Executive Officer and President